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                                                                    Exhibit 5.2


                       [PIPER & MARBURY L.L.P. LETTERHEAD]



                                 August 2, 1996



Redwood Trust, Inc.
591 Redwood Highway, Suite 3100
Mill Valley, California 94941

Ladies and Gentlemen:

         Redwood Trust, Inc., a Maryland corporation (the "Company"), has filed with the Securities and Exchange Commission a Registration Statement on Form S-11 (Registration No. 333-08363) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the public offering by the Company of an aggregate of 875,000 shares of the Company's Class B _____% Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Preferred Stock"), plus up to an additional 131,250 shares of the Preferred Stock, subject to the exercise of an over-allotment option to be granted by the Company (collectively, the "Shares").

         We have acted as special Maryland counsel to the Company in connection with matters of Maryland law relevant to the preparation of the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Charter of the Company, as amended to date; (ii) the form of Articles Supplementary establishing the terms of the Shares (the "Articles Supplementary") which have been prepared by the Company for filing with the Maryland State Department of Assessments and Taxation (the "Department"); (iii) the By-laws of the Company, as amended to date; (iv) copies of resolutions of the Board of Directors of the Company relating to the preparation and filing of the Articles Supplementary and to the offering and issuance of the Shares and related matters; (v) the form of underwriting agreement among the Company and Montgomery Securities and Stifel, Nicolaus & Co., as representatives of the underwriters (the "Underwriters"), filed as
Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"); (vi) the Registration Statement; (vii) the Certificate of Good Standing issued by the Department dated August 2, 1996; (viii) the Officer's Certificate of the
Company dated the date hereof (the "Certificate") and (ix) such other documents as we have
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Redwood Trust, Inc.
August 2, 1996
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considered necessary in order to furnish the opinion hereinafter set forth. In such examination we have assumed without independent investigation the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and that all public records reviewed are accurate and complete.

         Based upon the foregoing and limited in all respects to applicable Maryland law (provided, however, that we express no opinion as to the application of Maryland securities laws.), we are of the opinion and advise you that:

     1. The Shares have been duly and validly authorized for issuance, and upon issuance and delivery of the Shares to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

     2. The shares of Common Stock of the Company which may be issued to holders of the Shares upon their conversion or upon their redemption by the Company have been duly and validly authorized for issuance, and upon issuance and delivery of such shares of Common Stock upon conversion or redemption of the Shares in accordance with the terms of the Company's Articles Supplementary, such shares of Common Stock will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. We further consent to the reliance on this opinion by Giancarlo & Gnazzo, a professional corporation, and Tobin & Tobin, a professional corporation, in rendering their opinions to the Company.

                                   Very truly yours,